 ex.23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of Holvek Techologies Corporation (the "Company") of our report dated November 5, 2026 relating to the financial statements of the Company for the period from July 6, 2026 (Inception) to August 31, 2026 included in this Registration Statement.

We also consent to the reference to the Firm under the heading "Experts" in such Registration Statement

QiCPA LLC

Valley Stream, New York
November 5, 2026